Exhibit 99.1

nCino Reports First Quarter Fiscal Year 2027 Financial Results

•Total Revenues of $159.4M, up 11% year-over-year
•Subscription Revenues of $140.9M, up 12% year-over-year
•GAAP Operating Margin of 13%, up 1,400 basis points year-over-year
•Non-GAAP Operating Margin of 28%, up 1,100 basis points year-over-year
WILMINGTON, N.C., May 27, 2026 -- nCino, Inc. (NASDAQ: NCNO), the platform for agentic banking, today announced financial results for the first quarter of fiscal year 2027, ended April 30, 2026.
"We delivered an exceptional first quarter, again outperforming all of our financial guidance. Our customers continue to validate our AI product strategy and are demonstrating their confidence in nCino as their long-term technology partner by deepening their investments in our platform and embracing our AI capabilities. These results are a direct reflection of the tangible value our customers are realizing with our platform, and we remain deeply committed to delivering that value at scale globally," said Sean Desmond, CEO at nCino.
Financial Highlights
•Revenues: Total revenues for the first quarter of fiscal 2027 were $159.4 million, an 11% increase from $144.1 million in the first quarter of fiscal 2026. Subscription revenues for the first quarter of fiscal 2027 were $140.9 million, up from $125.6 million one year ago, an increase of 12%.
•Income (Loss) from Operations: GAAP income (loss) from operations in the first quarter of fiscal 2027 was $21.1 million compared to $(1.5) million in the same quarter of fiscal 2026. Non-GAAP operating income in the first quarter of fiscal 2027 was $44.5 million compared to $24.8 million in the first quarter of fiscal 2026, an increase of 79%.
•Cash: Cash, cash equivalents, and restricted cash were $103.1 million as of April 30, 2026, and $262.8 million was outstanding under the Company's credit facility. Free cash flow in the first quarter of fiscal 2027 was $80.8 million compared to $52.6 million in the first quarter of fiscal 2026, an increase of 54%.
•Share Repurchases: In the first quarter ended April 30, 2026, nCino repurchased approximately 6.1 million shares of the Company's outstanding common stock under the December 2025 Stock Repurchase Program and the $100 million March 2026 Accelerated Share Repurchase (ASR) Program at an average price of $15.20 per share totaling approximately $93.1 million, including an initial delivery of 5.5 million shares received upfront under the ASR. $65.0 million remains available for future repurchases under the December 2025 Stock Repurchase Program.
Recent Business Highlights
•Renewed a top-5 Canadian bank by assets: Secured a five-year renewal with a top-5 Canadian bank by assets, expanding use cases for Commercial Lending and adding nCino AI capabilities to broaden nCino's footprint within the institution.
•Increased committed loan volume with a top-25 IMB by over 100%: A top-25 independent mortgage bank (IMB) more than doubled its committed loan volume with a five-year renewal, positioning nCino's Mortgage Solution as a key enabler of the institution's growth strategy.
•Largest new logo win by Credit Union team: The nCino Credit Union team signed their largest new logo deal to date with a $6.5 billion credit union selecting nCino for Commercial Lending, Small Business Lending, Commercial Pricing & Profitability, and Portfolio Analytics.
•Hosted nSight 2026: Welcomed over 1,600 attendees to nSight, the Company's annual user conference, including a record number of customer and prospect institutions, to showcase the Company's latest product innovations and reinforce nCino's position at the forefront of financial services technology.

Financial Outlook
nCino is providing guidance for its second quarter ending July 31, 2026, as follows:
•Total revenues between $157.75 million and $159.75 million.
•Subscription revenues between $140.25 million and $142.25 million.
•Non-GAAP operating income between $35.5 million and $37.5 million.
nCino is providing guidance for its fiscal year 2027 ending January 31, 2027, as follows:
•Total revenues between $642.0 million and $646.0 million.
•Subscription revenues between $571.5 million and $575.5 million.
•Non-GAAP operating income between $166.0 million and $171.0 million.
•Free Cash Flow between $135.0 million and $140.0 million.
•Annual Contract Value (ACV) between $662.5 million and $667.5 million.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is the platform for agentic banking. With over 2,700 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted agentic platform purpose-built for financial services and regulated industries. By deploying AI agents alongside human teams, nCino's dual workforce enables institutions to eliminate inefficiencies, sharpen decision-making and deliver better outcomes for the customers they serve. For more information, visit
www.ncino.com
.
INVESTOR CONTACT
investor@ncino.com
MEDIA CONTACT
press@ncino.com

Forward-Looking Statements: This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “aim,” “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “might,” “plans”, “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “will,” or “would” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) repurchases of our common stock under our stock repurchase programs or the decision to terminate or suspend any repurchases; (ii) variations between our actual operating results and the expectations of securities analysts, investors and the financial community; (iii) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (iv) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (v) our ability to successfully develop, offer and drive customer acceptance of AI-driven solutions for the banking industry; (vi) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (vii) the accuracy of management’s assumptions and estimates; (viii) our ability to attract new customers and succeed in having current customers expand their use of our solution, including in connection with our migration to an asset-based pricing model; (ix) competitive factors, including pricing pressures and migration to asset-based pricing, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (x) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (xi) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (xii) our ability to manage our growth effectively including expanding outside of the United States; (xiii) adverse changes in our relationship with Salesforce; (xiv) risks associated with the acquisitions we have completed or may undertake; (xv) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xvi) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; and (xvii) our ability to maintain our corporate culture and attract and retain highly skilled employees.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2026	April 30, 2026

Assets
Current assets
Cash and cash equivalents	$88,374	$102,813
Accounts receivable, net	166,540	124,742
Costs capitalized to obtain revenue contracts, current portion, net	17,211	16,989
Prepaid expenses and other current assets	21,378	22,883
Total current assets	293,503	267,427
Property and equipment, net	75,607	74,837
Operating lease right-of-use assets, net	12,687	11,833
Costs capitalized to obtain revenue contracts, noncurrent, net	30,735	29,639
Goodwill	1,077,947	1,076,098
Intangible assets, net	135,658	126,215
Investments	7,262	7,262
Long-term prepaid expenses and other assets	14,707	14,519
Total assets	$1,648,106	$1,607,830
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$14,521	$15,710
Accrued expenses and other current liabilities	64,372	44,488
Deferred revenue, current portion	210,552	225,049
Debt, current portion, net	—	9,803
Financing obligations, current portion	818	607
Operating lease liabilities, current portion	4,229	4,204
Total current liabilities	294,492	299,861
Operating lease liabilities, noncurrent	9,748	8,801
Deferred income taxes, noncurrent	7,020	7,528
Deferred revenue, noncurrent	170	102
Debt, noncurrent, net	213,500	253,007
Financing obligations, noncurrent	50,400	50,290
Other long-term liabilities	4,124	3,795
Total liabilities	579,454	623,384
Commitments and contingencies
Redeemable non-controlling interest	12,737	14,087
Stockholders’ equity
Common stock	59	60
Treasury stock, at cost	(125,600)	(219,255)
Additional paid-in capital	1,550,187	1,546,967
Accumulated other comprehensive income	7,042	4,016
Accumulated deficit	(375,773)	(361,429)
Total stockholders’ equity	1,055,915	970,359
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,648,106	$1,607,830

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2025	2026
Revenues
Subscription	$125,588	$140,929
Professional services and other	18,549	18,485
Total revenues	144,137	159,414
Cost of revenues
Subscription	36,125	39,244
Professional services and other	21,570	19,232
Total cost of revenues	57,695	58,476
Gross profit	86,442	100,938
Gross margin %	60%	63%
Operating expenses
Sales and marketing	32,971	33,725
Research and development	33,341	28,865
General and administrative	21,643	17,229
Total operating expenses	87,955	79,819
Income (loss) from operations	(1,513)	21,119
Non-operating income (expense)
Interest income	417	366
Interest expense	(4,450)	(4,481)
Other income (expense), net	16,097	(333)
Income before income taxes	10,551	16,671
Income tax provision	4,534	1,680
Net income	6,017	14,991
Net income attributable to redeemable non-controlling interest	76	647
Adjustment attributable to redeemable non-controlling interest	379	703
Net income attributable to nCino, Inc.	$5,562	$13,641
Net income per share attributable to nCino, Inc.:
Basic	$0.05	$0.13
Diluted	$0.05	$0.12
Weighted average number of common shares outstanding:
Basic	114,781,654	108,502,547
Diluted	116,578,848	109,458,472

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2025	2026
Cash flows from operating activities
Net income attributable to nCino, Inc.	$5,562	$13,641
Net income and adjustment attributable to redeemable non-controlling interest	455	1,350
Net income	6,017	14,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,705	10,083
Non-cash operating lease costs	1,161	908
Amortization of costs capitalized to obtain revenue contracts	3,591	4,622
Amortization of debt issuance costs	72	88
Stock-based compensation	15,814	13,904
Change in fair value of contingent consideration	200	242
Deferred income taxes	2,656	180
Provision for (recovery of) bad debt	202	(54)
Net foreign currency losses (gains)	(13,669)	185
Gains on investments	(1,652)	—
Loss on disposal of long-lived assets	73	—
Change in operating assets and liabilities:
Accounts receivable	45,717	41,208
Costs capitalized to obtain revenue contracts	(3,158)	(3,425)
Prepaid expenses and other assets	(1,542)	(1,394)
Accounts payable	480	1,154
Accrued expenses and other liabilities	(15,796)	(15,294)
Deferred revenue	5,245	14,895
Operating lease liabilities	(1,335)	(1,013)
Other long term liabilities	(461)	125
Net cash provided by operating activities	54,320	81,405
Cash flows from investing activities
Acquisition of business, net of cash acquired	(50,263)	—
Purchases of property and equipment	(1,718)	(614)
Sale of investment	3,684	—
Net cash used in investing activities	(48,297)	(614)
Cash flows from financing activities
Repurchases of common stock	(40,588)	(110,083)
Proceeds from borrowings on revolving credit facility	102,500	—
Payments on revolving credit facility	(60,000)	(150,000)
Proceeds from term loan, net of debt issuance costs	—	199,346
Exercise of stock options	748	473
Principal payments on financing obligations	(410)	(321)
Payment of contingent consideration	—	(5,300)
Net cash provided by (used in) financing activities	2,250	(65,885)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	4,040	(459)
Net increase in cash, cash equivalents, and restricted cash	12,313	14,447
Cash, cash equivalents, and restricted cash, beginning of period	121,267	88,685
Cash, cash equivalents, and restricted cash, end of period	$133,580	$103,132

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2025	2026
Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$133,230	$102,813
Restricted cash included in prepaid expenses and other current assets	—	173
Restricted cash included in long-term prepaid expenses and other assets	350	146
Total cash, cash equivalents, and restricted cash, end of period	$133,580	$103,132

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Transaction-Related Expenses. nCino excludes expenses related to mergers and acquisitions or divestitures as they limit comparability of operating results with prior periods. Transaction-related expenses include but are not limited to, costs incurred from third-party professional services firms, change in fair value of contingent consideration, and one-time integration activities. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs, if any, that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2025	2026
GAAP total revenues	$144,137	$159,414

GAAP cost of subscription revenues	$36,125	$39,244
Amortization expense - developed technology	(5,075)	(5,113)
Stock-based compensation	(664)	(655)
Non-GAAP cost of subscription revenues	$30,386	$33,476

GAAP cost of professional services and other revenues	$21,570	$19,232
Amortization expense - other	(82)	—
Stock-based compensation	(2,754)	(2,624)
Non-GAAP cost of professional services and other revenues	$18,734	$16,608

GAAP gross profit	$86,442	$100,938
Amortization expense - developed technology	5,075	5,113
Amortization expense - other	82	—
Stock-based compensation	3,418	3,279
Non-GAAP gross profit	$95,017	$109,330

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	60%	63%
Amortization expense - developed technology	4	3
Stock-based compensation	2	2
Non-GAAP gross margin %	66%	69%

GAAP sales & marketing expense	$32,971	$33,725
Amortization expense - customer relationships	(3,580)	(3,643)
Amortization expense - trade name	(424)	(9)
Amortization expense - other	(28)	(28)
Stock-based compensation	(2,928)	(3,161)
Transaction-related expenses	(335)	—
Non-GAAP sales & marketing expense	$25,676	$26,884

GAAP research & development expense	$33,341	$28,865
Stock-based compensation	(4,115)	(3,069)
Transaction-related expenses	(90)	(358)
Non-GAAP research & development expense	$29,136	$25,438

GAAP general & administrative expense	$21,643	$17,229
Stock-based compensation	(5,353)	(4,395)
Transaction-related expenses	(915)	(337)
Non-GAAP general & administrative expense	$15,375	$12,497

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2025	2026
GAAP income (loss) from operations	$(1,513)	$21,119
Amortization of intangible assets	9,189	8,793
Stock-based compensation	15,814	13,904
Transaction-related expenses	1,340	695
Non-GAAP operating income	$24,830	$44,511

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(1)%	13%
Amortization of intangible assets	6	6
Stock-based compensation	11	9
Transaction-related expenses	1	—
Non-GAAP operating margin %	17%	28%

Free cash flow
Net cash provided by operating activities	$54,320	$81,405
Purchases of property and equipment	(1,718)	(614)
Free cash flow	$52,602	$80,791
Principal payments on financing obligations[2]	(410)	(321)
Free cash flow less principal payments on financing obligations	$52,192	$80,470
1Columns may not foot due to rounding.
2These amounts represent the non-interest component of payments towards financing obligations for facilities.